UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, following consultation with its independent compensation consultant, the Compensation Committee (the “Committee”) of the Board of Directors of Regional Management Corp. (the “Company”) approved certain compensation arrangements with respect to certain of the Company’s named executive officers, as described below.

The Committee granted the following awards to certain of the Company’s named executive officers under the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017) (the “2015 Plan”): (i) performance-contingent restricted stock units (“RSUs”) and (ii) cash-settled performance units (“performance units”), in each case subject to the terms of the 2015 Plan and the applicable award agreement. The awards have a grant date of May 29, 2020 (the “Grant Date”).

The officers were granted RSUs with the target number of units calculated by dividing the value of the grant by the weighted average of the price per share of the Company’s common stock (the “Common Stock”) on the 25 trading days immediately preceding the Grant Date, based upon grants of the following values: Mr. Beck: $400,000; Mr. Schachtel: $155,625; and Mr. Fisher: $135,000. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units and will be based on achievement of (i) the Company’s compound annual growth rate of pre-provision net income compared to the compound annual growth rate of pre-provision net income for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2020 through December 31, 2022, and the continued employment of each such executive through December 31, 2022, or as otherwise provided in the Performance-Contingent Restricted Stock Unit Award Agreement, the form of which was previously filed with the Securities and Exchange Commission (the “SEC”).

The officers were granted the following number of performance units with a target value of $1.00 per performance unit: Mr. Beck: 400,000; Mr. Schachtel: 155,625; and Mr. Fisher: 135,000. The actual value of the performance units, if any, that may be earned may range from 0% to 150% of the target value and will be based on achievement of (i) the Company’s compound annual growth rate of pre-provision earnings per share compared to the compound annual growth rate of pre-provision earnings per share for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2020 through December 31, 2022, and the continued employment of each such executive through December 31, 2022, or as otherwise provided in the Cash-Settled Performance Unit Award Agreement, the form of which was previously filed with the SEC.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2020. At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are described in greater detail in the Company’s definitive proxy statement filed with the SEC on April 22, 2020 (the “Proxy Statement”). The results of the voting are presented below.

Election of Directors

The Company’s stockholders elected the nine nominees named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert W. Beck	9,237,128	114,583	879,931

Jonathan D. Brown	9,237,252	114,459	879,931

Roel C. Campos	9,192,713	158,998	879,931

Maria Contreras-Sweet	9,232,766	118,945	879,931

Michael R. Dunn	9,237,128	114,583	879,931

Steven J. Freiberg	9,196,504	155,207	879,931

Sandra K. Johnson	9,237,252	114,459	879,931

Alvaro G. de Molina	9,207,026	144,685	879,931

Carlos Palomares	9,235,291	116,420	879,931

Ratification of Independent Auditor

The Company’s stockholders approved the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, based on the following final voting results:

For	Against	Abstain
10,164,236	64,859	2,547

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results.

For	Against	Abstain	Broker Non-Votes
8,250,915	1,094,998	5,798	879,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 27, 2020	By:	/s/ Robert W. Beck
Robert W. Beck President and Chief Executive Officer

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